Bacterin Announces Earnings Release And Conference Call Date

For 2012 Fourth Quarter & Year End Results

BELGRADE, MT - March 13, 2013 - Bacterin International Holdings, Inc. (NYSE MKT: BONE), a leader in the development of revolutionary bone graft material and coatings for medical applications, today announced that it will release its financial results for the period ended December 31, 2012, after the close of U.S. financial markets on March 26, 2013.

An accompanying conference call hosted by Guy Cook, Chief Executive Officer, and John Gandolfo, Chief Financial Officer, to discuss results will be held at 10:00 a.m. ET, on Wednesday, March 27, 2013. Please refer to the information below for conference call dial-in information and webcast registration.

Conference dial-in:	877-269-7756
International dial-in:	201-689-7817
Conference Name:	Bacterin’s 2012 Fourth Quarter & Year End Results Conference Call
Webcast Registration:	Click Here

Following the live call, a replay will be available on the Company's website, www.bacterin.com, under “Investor Info".

About Bacterin International Holdings

Bacterin International Holdings, Inc. (NYSE MKT: BONE) develops, manufactures and markets biologics products to domestic and international markets. Bacterin's proprietary methods optimize the growth factors in human allografts to create the ideal stem cell scaffold to promote bone, subchondral repair and dermal growth. These products are used in a variety of applications including enhancing fusion in spine surgery, relief of back pain, promotion of bone growth in foot and ankle surgery, promotion of cranial healing following neurosurgery and subchondral repair in knee and other joint surgeries.

Bacterin's Medical Device division develops, employs, and licenses bioactive coatings for various medical device applications. For further information, please visit www.bacterin.com

Investor Contact:

COCKRELL GROUP

Rich Cockrell

877.889.1972

investorrelations@thecockrellgroup.com

cockrellgroup.com